CREDIT AGREEMENT

This Credit Agreement (this "**Agreement**") is entered into as of March 11, 2020, between FACEBANK GROUP, INC., a Florida corporation (the "**Borrower**"), and HLEE Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg (the "**Lender**").

The Borrower has requested, and the Lender has agreed to extend, a revolving credit facility on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

1. DEFINITIONS.

a. "**Action**" has the meaning assigned to such term in Section 3(f).

b. "**Advance**" means funds delivered to the Borrower by the Lender from time to time in accordance with this Agreement and the Note.

c. "**Advance Request**" means a request of the Borrower for an Advance substantially in the form of Exhibit A to this Agreement or otherwise in form and substance satisfactory to the Lender.

d. "**Approvals**" has the meaning assigned to such term in Section 3(b).

e. "**Business Day**" means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for business in the States of New York or Florida, and in Luxembourg.

f. "**Collateral**" has the meaning assigned to such term in the Security Agreement.

g. "**Credit**" means any and all credit facilities and any other financial accommodations made by the Lender in favor of the Borrower whether now or hereafter in existence.

h. "**Domestic Subsidiary**" means any Subsidiary of the Borrower that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

i. "**Environmental Laws**" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or governmental authorities, relating to the protection of human health, occupational safety with respect to exposure to hazardous substances, or the environment, now or hereafter in effect, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous substances.

j. "**Equity Interests**" means, as applied to any corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture, any capital stock, membership interests, partnership interests or other equity interests of such person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

k. "**Excluded Accounts**" means, collectively, (a) deposit accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees, including employee benefit accounts, 401(k) accounts and pension fund accounts, (b) deposit accounts established solely for the purpose of holding amounts withheld from employee compensation and remitting such amounts to the appropriate taxing authorities, and (c) zero balance disbursement accounts.

l. "**Excluded Subsidiary**" means any Subsidiary that is (i) a Foreign Subsidiary that is a "controlled foreign corporation" as defined in Section 957 of the Internal Revenue Code, (ii) a Subsidiary owned, directly or indirectly, by a Foreign Subsidiary described in clause (i) of this definition, or (iii) a Foreign Subsidiary Holding Company.

m. "**Foreign Subsidiary**" mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

n. "**Foreign Subsidiary Holding Company**" shall mean any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests (or Equity Interests and other securities) of one or more Foreign Subsidiaries or "controlled foreign corporations" as defined in Section 957 of the Internal Revenue Code.

o. "**Governing Documents**" has the meaning assigned to such term in Section 3(b).

p. ""**Indebtedness**" of any Person shall mean and include the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (ix) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

q. "**Merger**" means that certain reverse triangular merger among Borrower, fuboTV Acquisition Corp., and fuboTV Inc., whereby pursuant to that certain Agreement and Plan of Merger and Reorganization dated on or about March [___], 2020, Borrower acquires fuboTV Inc. and fuboTV Inc. becomes a wholly-owned subsidiary of Borrower.

r. "**Note**" means that certain Note, dated the date hereof, executed by Borrower in favor of the Lender (as the same may be amended, modified, supplemented or restated from time to time).

s. "**Obligations**" means any and all indebtedness or other obligations of the Borrower to the Lender in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including, without duplication, obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including, without duplication, any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Lender exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Lender obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

t. "**Security Agreement**" means that certain Security Agreement, dated as of the date hereof, between the Borrower and the Lender.

u. "**Solvent**" means as to Borrower that Borrower is not "insolvent" within the meaning of Section 101(32) of the United States Bankruptcy Code (title 11 U.S.C.).

v. "**Subsidiary**" means any corporation or other business entity of which at least fifty percent (50%) of the voting securities is owned by the Borrower directly or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

w. "**Transaction Documents**" means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Lender in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, Advance Requests, security agreements, deposit account control agreements, guaranties and letter of credit reimbursement agreements.

2. THE LOANS. The Lender agrees to make Tranche I Loans, Tranche II Loans, Tranche III Loans and Tranche IV Loans as follows:

a. **Tranche I Loan**. The Lender will make Advances aggregating up to $10,000,000 (collectively, the "**Tranche I Loan**"), on the later of (i) the closing date of the Merger and (ii) April 1, 2020, upon and following the conditions to the initial Advance of the Tranche I Loan set forth in Section 4(a) having been satisfied or waived. Advances of the Tranche I Loan may be prepaid and repaid without penalty and, to the extent repaid, may be reborrowed, all subject to the terms of this Agreement.

b. **Tranche II Loan**. The Lender will make Advances in addition to the Tranche I Loan aggregating up to $10,000,000 (collectively, the "**Tranche II Loan**"), on the later of (i) May 1, 2020 and (ii) any date on which the conditions to the initial Advance of the Tranche II Loan set forth in Section 4(b) have been satisfied or waived. Advances of the Tranche II Loan may be prepaid and repaid without penalty and, to the extent repaid, may be reborrowed, all subject to the terms of this Agreement.

c. **Tranche III Loan**. The Lender will make Advances in addition to the Tranche I Loan and Tranche II Loan aggregating up to $10,000,000 (collectively, the "**Tranche III Loan**"), on the later of (i) June 1, 2020 and (ii) any date on which the conditions to the initial Advance of the Tranche III Loan set forth in Section 4(c) have been satisfied or waived. Advances of the Tranche III Loan may be prepaid and repaid without penalty and, to the extent repaid, may be reborrowed, all subject to the terms of this Agreement.

d. **Tranche IV Loan**. The Lender will make Advances in addition to the Tranche IV Loan aggregating up to $70,000,000 (collectively, the "**Tranche IV Loan**"), on the later of (i) July 1, 2020 and (ii) any date on which the conditions to the initial Advance of the Tranche IV Loan set forth in Section 4(d) have been satisfied or waived. Advances of the Tranche IV Loan may be prepaid and repaid without penalty and, to the extent repaid, may be reborrowed, all subject to the terms of this Agreement.

e. Notwithstanding the foregoing, the Lender's obligation to make Advances shall be reduced by the amount of net proceeds received by the Borrower after the date hereof from any debt facility or equity raise.

f. The Tranche I Loan, Tranche II Loan, Tranche III Loan and Tranche IV Loan may each be prepaid or repaid at any time, without premium or penalty.

3. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties, all of which shall be deemed to be continuing representations and warranties at the time of any Advance under this Agreement or the Note:

a. **Good Standing; Authority.** The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed. The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

b. **Compliance.** The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including environmental laws, except to the extent any noncompliance would not reasonably be expected to result in a material adverse effect on the business and assets of Borrower and its Subsidiaries (taken as a whole). All approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "**Approvals**") necessary for the conduct of the Borrower's and each Subsidiary's business and for the Credit have been duly obtained and are in full force and effect. The Borrower and each Subsidiary is in compliance with the Approvals except to the extent any noncompliance would not reasonably be expected to result in a material adverse effect on the business and assets of Borrower and its Subsidiaries (taken as a whole). The Borrower and each Subsidiary is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure ("**Governing Documents**"). The Borrower and each Subsidiary is in compliance with each agreement to which it is a party or by which it or any of its assets is bound, except to the extent that failure to be in compliance could not reasonably be expected to have a material adverse effect on its business or assets.

c. **Legality.** The execution, delivery and performance by the Borrower of this Agreement and all related documents, including the Transaction Documents, (i) are in furtherance of the Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower's or any Subsidiary's Governing Documents, constitute a default under any agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary; and (iii) have been duly authorized by all necessary organizational actions.

d. **Taxes.** The Borrower has filed all federal and material state and local tax returns required to be filed by Borrower in any jurisdiction and all material taxes, assessments, fees, and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon other than any taxes currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves therefor have been established on the books of Borrower.

e. **Judgments and Litigation.** There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an "**Action**") which involves the Borrower, its Subsidiaries or their respective assets and might have a material adverse effect upon the Borrower and its Subsidiaries, taken as a whole, or threaten the validity of the Credit, any Transaction Document or any related document or action.

f. **Full Disclosure.** Neither this Agreement nor any certificate, financial statement or other writing provided to the Lender by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Lender any fact that might have a material adverse effect on the Borrower or any Subsidiary. Since the date of the last financial statements provided by Borrower to Lender, there has not been any material adverse change in Borrower's financial condition.

g. **Solvency**. On the date hereof and immediately after giving effect to each Advance and the disbursement of the proceeds of each Advance pursuant to Borrower's instructions, Borrower is and will be Solvent.

h. **Environmental Matters**. Borrower has operates its business in compliance with all Environmental Laws applicable to Borrower's business. To Borrower's knowledge, none of Borrower's real property has ever been the subject of an environmental audit, assessment or remedial action.

i. **Security Agreement; Collateral**. The provisions of the Security Agreement are and will be effective to create in favor of the Lender a valid and enforceable security interest in and lien upon all right, title and interest of the assets of the Borrower that are subject to the Security Agreement.

4. CONDITIONS PRECEDENT.

a. **Conditions Precedent to Tranche I Loan.** The obligations of the Lender to make the initial Advance of the Tranche I Loan hereunder in an amount not to exceed $10,000,000 shall not become effective until the date on which each of the following conditions is satisfied (it being understood that by making the initial Advance hereunder the Lender is acknowledging that each of the conditions in this Section 4(a) have been satisfied):

(i) Credit Agreement and Transaction Documents. The Lender (or its counsel) shall have received (A) from each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Lender (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (B) duly executed copies of the Transaction Documents, and (C) a duly executed Advance Request, accompanied by a resolution of the board of directors of the Borrower authorizing such Advance, received by Lender not less than one (1) Business Day prior to the date such Advance is requested to be made.

(ii) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Lender shall have received a certificate of each of Borrower, dated as of the date of this Agreement and executed by its respective Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Transaction Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such entity authorized to sign the Transaction Documents to which it is a party, and (C) attach the (I) charter, articles or certificate of organization or incorporation of each entity certified by the relevant authority of the

jurisdiction of organization of such entity and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, (II) a good standing certificate for each entity from its jurisdiction of organization, and (III) a current franchise tax report for each entity from its jurisdiction of organization (to the extent applicable in such jurisdiction).

(iii) Fees. The Lender shall have received all fees required to be paid pursuant to this Agreement and then due and payable, including but not limited to a facility fee of $100,000.00 per month, and all expenses, if any, required to be reimbursed pursuant to this Agreement for which invoices have been presented at least two Business Days prior to the date on which the other conditions to this Agreement are otherwise satisfied (including the reasonable fees and expenses of legal counsel). The parties acknowledge that the Borrower is not obligated to pay or reimburse Lender for its legal fees or costs or expenses incurred in the preparation of this Agreement or the other Transaction Documents.

(iv) Merger. The Borrower shall have consummated the Merger.

b. **Conditions Precedent to Tranche II Loan**. The obligation of the Lender to make the initial Advance of the Tranche II Loan hereunder in an amount not to exceed $10,000,000 at any time is subject to the satisfaction of the following conditions:

(i) The representations and warranties of the Borrower set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Advance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all material respects but disregarding the materiality qualifier to which the representation or warranty is subject).

(ii) At the time of and immediately after giving effect to such Advance, no Event of Default shall have occurred and be continuing under any Transaction Document.

(iii) No event shall have occurred and be continuing and no condition shall exist which has or could be reasonably expected to have a material adverse effect on the business and assets of Borrower and its Subsidiaries (taken as a whole).

(iv) All conditions precedent to the making of the Tranche I Loan, including but not limited to the payment to Lender of fees and expenses then due and payable hereunder, shall have occurred and the Tranche I Loan shall have been fully advanced by Lender.

(v) Borrower shall have submitted a formal application, based on its good faith belief that it is qualified, to obtain approval from either NASDAQ or the New York Stock Exchange (NYSE) for Borrower's shares to be listed publicly for trading on such stock exchange.

(vi) Borrower shall have submitted an Advance Request, accompanied by a resolution of the board of directors of the Borrower authorizing such Advance, not less than one (1) Business Day prior to the date such Advance is requested to be made.

c. **Conditions Precedent to Tranche III Loan**. The obligation of the Lender to make the initial Advance of the Tranche III Loan hereunder in an amount not to exceed $10,000,000 at any time is subject to the satisfaction of the following conditions:

(i) The representations and warranties of the Borrower set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Advance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all material respects but disregarding the materiality qualifier to which the representation or warranty is subject).

(ii) At the time of and immediately after giving effect to such Advance, no Event of Default shall have occurred and be continuing under any Transaction Document, or would result from the making of such Advance.

(iii) No event shall have occurred and be continuing and no condition shall exist which has or could be reasonably expected to have a material adverse effect on the business and assets of the Borrower and its Subsidiaries (taken as a whole).

(iv) All conditions precedent to the making of the Tranche II Loan, including but not limited to the payment to Lender of fees and expenses then due and payable hereunder, shall have occurred and the Tranche II Loan shall have been fully advanced by Lender.

(v) Borrower shall have received approval from either NASDAQ or the New York Stock Exchange (NYSE) for Borrower's shares to be listed publicly for trading on such stock exchange.

(vi) Borrower shall have submitted an Advance Request, accompanied by a resolution of the board of directors of the Borrower authorizing such Advance, not less than one (1) Business Day prior to the date such Advance is requested to be made.

d. **Conditions Precedent to Tranche IV Loan**. The obligation of the Lender to make the Advances of the Tranche IV Loan hereunder in an amount not to exceed $70,000,000 at any time is subject to the satisfaction of the following conditions::

(i) The representations and warranties of the Borrower set forth in the Transaction Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Advance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all material respects but disregarding the materiality qualifier to which the representation or warranty is subject).

(ii) At the time of and immediately after giving effect to such Advance, no Event of Default shall have occurred and be continuing under any Transaction Document, or would result from the making of such Advance.

(iii) No event shall have occurred and be continuing and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect on the business and assets of the Borrower and its Subsidiaries (taken as a whole).

(iv) All conditions precedent to the making of the Tranche III Loan, including but not limited to the payment to Lender of fees and expenses then due and payable hereunder, shall have occurred and the Tranche III Loan shall have been fully advanced by Lender.

(v) Borrower shall not have received Tranche IV Loans totaling more than $10,000,000 in a single calendar month or during any 30 day period.

(vi) Borrower shall have submitted an Advance Request, accompanied by a resolution of the board of directors of the Borrower authorizing such Advance, not less than one (1) Business Day prior to the date such Advance is requested to be made.

5. AFFIRMATIVE COVENANTS. So long as this Agreement is in effect, the Borrower shall:

a. **Financial Statements and Other Information.** Borrower shall deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender: (a) As soon as available, and in any event not later than 150th day after Borrower's fiscal year end, annual financial statements; (b) as soon as available, and in any event no later than the 60th day after each fiscal year of Borrower occurring after the date of this Agreement preliminary, unconsolidated system-generated quarterly management accounts; and (c) contemporaneously with delivery to any other lender with which Borrower has entered into an agreement for borrowed money, a copy of any other reports and certificates relating to Borrower's financial condition or performance. Financial statements required to be delivered pursuant to this Section 5(a) or (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website; or (y) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender has access (whether a commercial, third-party website or whether sponsored by the Lender).

b. **Accounting; Tax Returns and Payment of Claims.** The Borrower has filed and will file each tax return required of it and has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and

the like in the normal course of business, except, in each case, to the extent being contested in good faith with adequate reserves to the extent require by GAAP.

c. **Compliance with Laws.** Borrower will comply in all respects with all applicable law in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not reasonably be expected to have a material adverse effect on Borrower's business.

d. **Notice of Defaults and Material Adverse Changes.** Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that would reasonably be expected to have a material adverse effect upon the Borrower and its Subsidiaries, taken as a whole, or (iii) any Action, the Borrower will provide to the Lender a certificate executed by a senior officer of Borrower authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiaries have taken or proposes to take with respect to it.

e. **Insurance.** Maintain its, and cause its Subsidiaries to maintain, property in good repair (ordinary wear and tear excepted) and will on request provide the Lender with evidence of customary insurance coverage, including, to the extent applicable to and appropriate for the Borrower, fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

f. **Interest Payment Reserve**. Maintain sufficient cash on its balance sheet at all times to service the next three (3) scheduled interest payments due to the Lender.

6. NEGATIVE COVENANTS. As long as this Agreement is in effect, the Borrower shall not violate, and shall not suffer or permit any of its Subsidiaries to violate, any of the following covenants. The Borrower shall not:

a. **Indebtedness.** Permit any Indebtedness (including direct and contingent liabilities) in excess of $50,000,000 excluding (i) Indebtedness incurred pursuant to this Agreement, (ii) intercompany Indebtedness, and (iii) debt of fuboTV Inc. to AMC Networks Ventures LLC (or its permitted successors or assigns) existing on the date hereof (and any guarantee of such debt by Borrower or any of its Subsidiaries).

b. **Loans.** Make any loan, advance or other extension of credit to directors or officers of the Borrower in excess of $250,000 or to any Subsidiary other than fuboTV Inc. without Lender's prior written consent.

c. **Distributions.** Declare or pay any distribution, except for (i) dividends and distributions payable solely in stock, (ii) cash dividends paid to the Borrower by its Subsidiaries, (iii) payments of cash in lieu of fractional shares, and (iv) tax distributions made annually or quarterly by Borrower in cash in amounts not greater, as to tax distributions made to each equity holder of Borrower for any Fiscal Year.

7. DEFAULT.

a. **Events of Default.** Any of the following events or conditions shall constitute an "Event of Default": (i) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, or otherwise) the Obligations, or any part thereof, if such failure continues for five (5) Business Days after delivery to Borrower of written notice of such failure; (ii) default by the Borrower in the performance of any obligation, term or condition of this Agreement or the other Transaction Documents, which, other than with respect to a default under Section 6 of this Agreement (which shall not be subject to any cure or grace period), if not cured within thirty (30) days of the occurrence thereof; (iii) failure by the Borrower to pay when due (whether at the stated maturity, by acceleration, upon demand or otherwise), which failure continues for any applicable grace or cure period, any indebtedness or obligation owing to any third party or any affiliate or subsidiary of Lender ("**Affiliate**") in an amount in excess of $1,000,000 or the occurrence of any event which could result in acceleration of payment of any such indebtedness or obligation, except, in either case, if such failure arises out of a bona fide dispute relating to the amount owed, or the underlying obligation, or defenses thereto and appropriate reserves are maintained on the Borrower's books; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within ninety (90) days); (vii) the reorganization, merger, consolidation or dissolution of the Borrower (or the making of any

agreement therefor); (viii) the entry of any judgment or order of any court, other governmental authority or arbitrator against the Borrower, if such judgment or order is not stayed, reversed, or paid or performed in full within ninety (90) days; or (ix) falsity, omission or inaccuracy of facts submitted to the Lender or any Affiliate (whether in a financial statement or otherwise) that has a material effect on the statement of facts submitted, which facts are themselves material.

b. **Rights and Remedies Upon Default.** Upon the occurrence of any Event of Default, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower's agreements with the Lender or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary. All or any part of any Obligations whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in Section 7(a)(vi) above. The provisions hereof are not intended in any way to affect any rights of the Lender with respect to any Obligations which may now or hereafter be payable on demand.

8. EXPENSES. The Borrower shall pay to the Lender on demand all costs and expenses (including all fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Lender may incur in connection with (i) the administration of the Obligations, including any administrative fees the Lender may impose for the preparation of discharges, releases or assignments to third-parties; (ii) the enforcement and collection of any Obligations or any guaranty thereof; (iii) the exercise, performance, enforcement or protection of any of the rights of the Lender hereunder; or (iv) the failure of the Borrower to perform or observe any provisions hereof. After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Lender to the date reimbursed by the Borrower. All such costs, expenses or fees under this Agreement shall be added to the Obligations.

9. TERMINATION. This Agreement shall remain in full force and effect until (a) all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full and all commitments to lend have been terminated by the Lender or have expired or terminated in accordance with the terms of this Agreement.

10. MISCELLANEOUS.

a. **Notices.** Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender's records) or to the Lender at its office at 8-10, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg. Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

b. **Further Assurances.** From time to time, the Borrower shall take such action and execute and deliver to the Lender such additional documents, instruments, certificates, and agreements as the Lender may reasonably request to effectuate the purposes of the Transaction Documents.

c. **Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies.** All rights and remedies of the Lender pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any unreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Lender of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Lender.

d. **Governing Law; Jurisdiction.** This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. **BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK, NEW YORK, UNITED STATES AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR**

PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

e. **Successors and Assigns.** This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Lender, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Lender.

f. **Changes in Writing.** No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Lender.

g. **Interpretation.** Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Lender's course of business may be admitted into evidence as an original.

h. **Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO. THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.**

[Signature Page Follows]

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the **Governing Law, Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

Borrower:

FACEBANK GROUP, INC.

By: ______________________

Name: John C. Textor
Title: CEO

Lender:

HLEE FINANCE S.À R.L.

By: ______________________

Name: Marek Domagala
Title: B Manager

Sebastian Ko[illegible]
Manager

ACKNOWLEDGMENT

STATE OF ____________)
: SS.
COUNTY OF ____________)

On the ________ day of March, in the year 2020, before me, the undersigned, a Notary Public in and for said State (or other independent witness), personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public (or witness)

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the **Governing Law, Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

Borrower:

FACEBANK GROUP, INC.

By:______________________
Name:
Title:

Lender:

HLEE FINANCE S.À R.L.

By:______________________
Name: Marek Domagala
Title: B Manager

Sebastian Koller
Manager

ACKNOWLEDGMENT

STATE OF __________)
: SS.
COUNTY OF __________)

On the ________ day of March, in the year 2020, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public

NOTE

March 11, 2020 $100,000,000

BORROWER (Name): FaceBank Group, Inc. ("Borrower")
(State Law organized under): Florida
(Address of chief executive office): 1115 Broadway, 12th Floor, New York, New York 10010

LENDER: HLEE Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg ("Lender"), having an office at 8-10, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg.

Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Lender on the terms set forth below the principal sum of up to One Hundred Million Dollars ($100,000,000.00), or if less, the amount actually advanced by Lender to Borrower pursuant to the terms of that certain Credit Agreement dated as of even date herewith between Borrower and Lender (as such agreement may be amended, amended and restated, supplemented, or otherwise modified from time-to-time, the "Credit Agreement"), plus interest as agreed below and all fees and costs (including without limitation attorneys' fees and disbursements whether for internal or outside counsel) the Lender may incur in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses"). Amounts repaid under this Note may be reborrowed subject to the terms of the Credit Agreement and this Note.

Interest. The unpaid principal balance of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days in each year (365 or 366), from and including the date the proceeds of this Note are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be equal to ten percent (10%) per annum.

Maximum Legal Rate. It is the intent of the Lender and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Lender, shall be refunded to Borrower, without interest.

Acceleration. Upon the occurrence of an Event of Default (as defined in the Credit Agreement at the election of the Lender the unpaid balance of this Note thereon shall become due and payable immediately, without demand or notice, and in such event the unpaid balance shall bear interest at the lower of the Default Rate (as described below), or the maximum rate allowable under New York law for this obligation, until paid, provided, however, that all amounts due hereunder shall automatically become immediately due and payable if Borrower or any guarantor of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

Default Rate. If the Lender has not actually received any payment under this Note within ten (10) Business Days (as defined in the Credit Agreement) after its due date, from and after such tenth day the interest rate for all amounts outstanding under this Note shall automatically increase to fifteen (15) percent per year for such delinquent payment amount until such default is cured, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such default rate.

Payments; Due Date. Payments shall be made in immediately available United States funds at the Lender's office set forth above or to any other location given in writing by the Lender to the Borrower. The Borrower shall make all payments under or in respect of this Note without set-off or counterclaim and free and clear of any withholding or deduction (except that the Borrower may deduct from payments made hereunder any backup withholding required pursuant to the Internal Revenue Code, and any withholding required pursuant to the Foreign Account Tax Compliance Act; Borrower shall report and pay all such withholding to the Internal Revenue Service or otherwise in accordance with the Internal Revenue Code; and Borrower shall deduct all such withholding from amounts otherwise payable to the Lender hereunder). Except as set forth in the preceding parenthetical, if the Borrower is required to make any such withholding or deduction, the Borrower shall pay such additional amounts so that the Lender receives and retains a net amount equal to the full amount had no such withholding or deduction been made. From time-to-time, but not more frequently than once per calendar quarter, Borrower may request from Lender a written statement showing the amount outstanding under the Note, including all accrued and unpaid interest and the interest rate applicable thereto. To the extent not previously paid, all amounts outstanding under this Note shall be due and payable on March 11, 2022.

Interest Accrual; Application of Payments. Interest will accrue at the rate set forth herein and shall be paid no later than the last day of each month or compounded as set forth herein. All payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Lender, but, prior to a payment default, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to escrow (if any), then to late charges and other fees, and then to all other Expenses. Any interest not paid when due hereunder shall be compounded monthly. Not less than five (5) Business Days prior to the end of each calendar month, Lender shall deliver a written statement to Borrower setting forth the amount of interest due.

Security: Borrower agrees that its obligations under this Note shall be secured by the collateral set forth in the Security Agreement between Borrower and Lender dated as of even date herewith (as may be amended, amended and restated, supplemented, or otherwise modified from time-to-time, the "Security Agreement").

Revival. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the United States Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied thereby shall be revived and shall continue as if such payment or proceeds had not been received by Lender.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Lender and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Lender. All rights and remedies of the Lender under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Lender of any right or remedy shall preclude the subsequent exercise by the Lender at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. No waiver of any right or remedy of the Lender shall be effective unless made specifically in writing by the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender's course of business may be admitted into evidence as an original. This

Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender's records) or to the Lender (at the address on page one and separately to the Lender officer responsible for Borrower's relationship with the Lender as identified on page one or in written notice to the Borrower delivered in accordance with this Notices provision). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Postal Service for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

Governing Law; Jurisdiction. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. **EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, NEW YORK AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.** Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL, OR OBTAIN PROVISIONAL REMEDIES.

[Signature Page Follows]

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the **Governing Law; Jurisdiction** and **Waiver of Jury Trial**, and has been advised by counsel as necessary or appropriate.

FACEBANK GROUP, INC.

By: ______________________ Signed in Lausanne, Switzerland Beau Rivage Palace March 11, 2020

Name: John C. Textor
Title: CEO

ACKNOWLEDGMENT

STATE OF ______________)
: SS.
COUNTY OF ____________)

On the _________ day of March, in the year 2020, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____
Notary Public